Exhibit 99.1

CDSS Wind Down Inc., Announces Name Change to “Green Energy Management Services Holdings, Inc.” and New Trading Symbol “GRMS”

TEANECK, N.J.--(BUSINESS WIRE)--(OTCBB: GRMS - News) -- Green Energy Management Services Holdings, Inc. (“GEM” or “Company”), a provider of proprietary environmentally friendly, energy saving technologies and services for municipalities, building owners and large-scale power consumers, announced today that the Company was notified by FINRA that the following actions will take effect at the open of business on September 22, 2010:  the Company’s name will change from “CDSS Wind Down Inc.” to “Green Energy Management Services Holdings, Inc.”, the Company’s trading symbol will change to “GRMS” to reflect the change in its name and FINRA would process the Company’s 1-for-3 reverse stock split, as previously announced.

“We are very excited to have instituted these changes,” said Michael Samuel, Chairman of the Board and Chief Executive Officer of GEM. “We are seeking to capitalize on the significant energy savings opportunities before us as we target to reduce customers’ cost of energy and energy management in this significant and largely untapped market sector.”

About Green Energy Management Services Holdings, Inc.

Based in the eastern United States, GEM is a full service, national energy management company. GEM provides its clients all forms of energy efficiency solutions mainly based in three functional areas: energy efficient lighting upgrades, renewable energy generation and efficient water utilization. GEM is currently primarily involved in the distribution of energy efficient light emitting diode (“LED”) units (the “Units”) to end users who utilize substantial quantities of electricity. GEM structures its contracts with no upfront or maintenance costs to its customers and shares in the achieved energy and maintenance savings.

GEM maintains business operations on a nationwide basis, distributing products and services to municipal and commercial customers. Industry participants focus on assisting clients to effectively maximize their energy efficiency potential and couple that with maximizing their renewable energy potential.

GEM provides energy-saving technologies under long-term, fixed-price contracts. GEM provides and installs, on a turnkey basis, technology which should reduce, by between 50-70%, their monthly electric and other energy costs. GEM captures a significant portion of this benefit over the life of the contract, in exchange for providing the equipment, management and technical expertise.

Addressing the energy efficiency arena, GEM concentrates its marketing efforts within geographic regions exhibiting higher than average per kilowatt hour utility rates and having energy customers who consume higher than average quantities of energy. GEM then develops an energy efficiency/energy management program which, potentially, provides end-users alternatives to decrease their energy consumption. Additionally, in many instances, GEM assumes the management and maintenance of its clients’ lighting needs which affords its clients greater labor efficiencies.

Within the renewable energy generation space, GEM’s operating team provides a comprehensive analysis of clients’ geographic location-related energy demographics to develop an energy plan which targets generating investment returns and best renewable resource solution for its clients. Currently, GEM has determined that solar voltaics are the most desirable of the renewable energy solutions and focuses its attention primarily in this area. As technologies change and become affordable, GEM is poised to begin wide-scale implementation of other forms of renewable technologies as well.

Additional information on GEM may be found at www.gempowered.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking statements” relating to the business of the Company, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words, or the negative thereof, unless the context requires otherwise, and which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur. In addition, these statements reflect management’s current views with respect to future events and are subject to numerous risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in or implied by these forward-looking statements. Factors that could affect those results include, but are not limited to, those described in the Company’s Registration Statement on Form S-1, as well as the Company’s reports on Forms 8-K, 10-Q and 10-K and proxy statements and information statements, which have been or will be filed by the Company with the Securities and Exchange Commission (the “SEC”) and the “Risk Factors” sections of the most recent SEC filings by the Company. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation and expressly disclaim any obligation, to revise or publicly update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:
Green Energy Management Services Holdings, Inc.
Robert Weinstein, 201-530-1200
Chief Financial Officer
Robert@gempowered.com